Exhibit 99.1

Virtual Crypto Technologies well-positioned as SEC public comments show favor towards cryptocurrencies

US securities regulator sending positive signals as the market anticipates Bitcoin ETF

Rosh Haa’yin, Israel – July 25, 2018 - Virtual Crypto Technologies, Inc. (OTCQB: VRCP) (“Virtual Crypto”), a developer of software and hardware for the purchase and sale of crypto-currencies through ATMs, tablets, PCs and/or mobile devices, today announced that it is encouraged by the signs that regulatory sentiment in the United States appears to be shifting in favor of cryptocurrencies, paving the way for anticipated mass adoption of bitcoin and other cryptocurrencies.

“Our vision, that Bitcoin and alternative cryptocurrencies can and should be accessible to the general public, has received strong support and momentum in recent weeks from a diverse range of prominent industry leaders,” stated Alon Dayan, the CEO of Virtual Crypto,

The U.S. Securities and Exchange Commission (the “SEC”) is currently weighing, via public comments, a Bitcoin exchange-traded-fund (ETF) proposed by the Chicago Board Options Exchange (CBOE), with an overwhelming majority of the public showing support for Bitcoin ETF. This follows a statement from the SEC Director of the Division of Corporation Finance William Hinman made in June at the Yahoo! All Markets Summit: Crypto event in San Francisco, that ETH (ethereum) is not a security and therefore falls outside of U.S. securities laws. Earlier in June, SEC Chairman Jay Clayton made a similar statement about Bitcoin and its place in the regulatory firmament.

Dayan commented further, “The fact that a regulatory body as important as the SEC is seriously considering a Bitcoin ETF, as well as notable development in the cryptocurrency ecosystem such as MasterCard’s intention to allow blockchain currencies to be transacted on traditional payment channels, validates our vision that cryptocurrencies are here to stay and that an era of virtual coins as a payment method for the masses is just around the corner.”

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About Virtual Crypto Technologies Inc.

Virtual Crypto Technologies, Inc. (www.virtual-crypto.com) (the “Company”), through its wholly owned Israeli subsidiary Virtual Crypto Technologies Ltd., has developed the NetoBit Trader, a proprietary, cryptographic algorithmic technology that it is able to confirm in real-time the purchase or sale of any cryptocurrency.

Virtual Crypto Technologies Ltd. was co-founded in January 2018 by a team of Israeli entrepreneurs, CEO Alon Dayan, Chief Scientist Dr. RoyiIthzak, and crypto expert Guy Corem. Alon Dayan was previously co-founder and CEO of the wireless communications company Celliboost and cyber company L1-Systems Ltd. Dr. RoyiIthzak, an expert in applied mathematics and big data algorithms, has a wealth of experience in applied research in data mining and network analysis, has developed algorithms for Gett (formerly GetTaxi), Fiverr, among others, and headed R&D teams at AT&T, HP, and Outbrain. Guy Corem, has made extensive contributions to the Bitcoin community, including positions such as CEO of Spondoolies, a provider of Bitcoin mining equipment.

The Company is marketing its NetoBit Trader software and hardware products for the purchase and sale of cryptocurrencies through ATMs, tablets, PCs and mobile devices. The Company further believes that the ability to immediately confirm cryptocurrency transactions in real-time provides a significant competitive advantage in making the purchase and sale of crypto-currencies user friendly. For more information please visit us at http://www.virtual-crypto.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including, but not limited to, those described in the Company’s 2018 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 17, 2018, and the other risks and factors set forth in the Company’s filings and submissions with the SEC. In addition, the Company operates in a relatively new industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond its control. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements except as may be required by law.

Company Contact:

Rotem Finkelman, VP Marketing Virtual Crypto Technologies Ltd

Tel: +972 54-551-7800

contact@virtual-crypto.com